SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 19, 2008
Century Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	0-15752	04-2498617
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

400 Mystic Avenue
Medford, MA		02155
(Address of principal executive		(Zip Code)
offices)
(781) 391-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-14 Century Bancorp's Code of Ethics, amended as of February 12, 2008

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
     On February 12, 2008, the Board of Directors of Century Bancorp, Inc. (the “Company”) approved the amendment of the Code of Ethics (the “Code”) of the Company.
     The main purpose for amending the Code was to enhance, clarify, or modify certain sections. In particular, coverage of the Federal Bank Bribery Law, 18 U.S.C. 215 was expanded, and a general exception to the prohibitions thereunder and under the Code was added to permit the acceptance of awards from civic, charitable, educational, or religious organizations. The Code was also modified to explicitly require cooperation with the Company’s auditors, regulators, and attorneys and full and honest responses to their inquiries and to designate the failure to follow the reporting requirements set forth in the Code as a separate breach of the Code. The Insider Trading section of the Code, which establishes a blackout period for trading of the Company’s stock, was also expanded to explicitly exempt the exercise of stock options from this trading prohibition. Any subsequent sales of shares resulting from such option exercises remain subject to this trading prohibition. A non-substantive addition was also made to the Code.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
14	Century Bancorp’s Code of Ethics, amended as of February 12, 2008

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY BANCORP, INC.

/s/ William P. Hornby

William P. Hornby
Chief Financial Officer and Treasurer

Dated: February 19, 2008